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                                                                    Exhibit 23.5


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 28, 1993, except as to Note 12 which is as of December 3, 1993, relating to the consolidated financial statements of Spinnaker Software Corporation, appearing on page 32 of SoftKey International Inc.'s Annual Report on Form 10-K for the year ended January 6, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
August 9, 1996